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Exhibit 99.1

MATTEL REPORTS FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS
AND DECLARES QUARTERLY DIVIDEND

Fourth Quarter Highlights1

•	Worldwide gross sales up 3% in constant currency, and down 4% as reported.

•
Barbie worldwide gross sales up 8% in constant currency, and 1% as reported; Fisher-Price worldwide gross sales up 13% in constant currency, and 8% as reported; Hot Wheels worldwide gross sales up 28% in constant currency, and 18% as reported.

•
Adjusted operating income of $310.5 million, compared to $265.1 million in the prior year, and reported operating income of $294.1 million, compared to $237.0 million in the prior year, up 59% in constant currency, and 24% as reported.

•
Adjusted earnings per share of $0.67, compared to $0.49 in the prior year (including discrete tax items in both periods), and reported earnings per share of $0.63, compared to $0.44 in the prior year. Adjusted and reported earnings per share reflect the negative impact from changes in currency exchange rates of $0.18.

Full Year Highlights1

•	Worldwide gross sales up 1% in constant currency, and down 6% as reported.

•
Barbie worldwide gross sales down 1% in constant currency, and 10% as reported; Fisher-Price worldwide gross sales up 7% in constant currency, and 1% as reported; Hot Wheels worldwide gross sales up 22% in constant currency, and 11% as reported.

•
Adjusted operating income of $640.3 million, compared to $765.3 million in the prior year and reported operating income of $540.9 million, compared to $653.7 million in the prior year, up 9% in constant currency, and down 17% as reported.

•
Adjusted 2015 earnings per share of $1.31, compared to prior year earnings per share of $1.71 (including discrete tax items in both periods), and reported 2015 earnings per share of $1.08, compared to prior year earnings per share of $1.45. Adjusted and reported earnings per share reflect the negative impact from changes in currency exchange rates of $0.41.

Capital Deployment

•	Board declared a 2016 first quarter cash dividend of $0.38 per share, which is flat compared to the first quarter of 2015.

EL SEGUNDO, Calif., February 1, 2016 - For the fourth quarter of 2015, Mattel, Inc. (NASDAQ: MAT) today reported worldwide net sales up 7% in constant currency, adjusted operating income of $310.5 million and adjusted earnings per share of $0.67, including discrete tax items. For the year, the Company reported worldwide net sales up 2% in constant currency, adjusted operating income of $640.3 million and adjusted earnings per share of $1.31, including discrete tax items.

"We are encouraged by our results in the quarter and for the year, which reflect solid progress on a number of important fronts," said Chris Sinclair, Mattel Chairman and CEO. "We achieved our goal of stabilizing the business, with improved gross sales both in the quarter and for the full year. In addition, we drove significant momentum across the majority of our core brands, most of which saw stronger retail sales and shipping, and we continued to make headway in key emerging markets like China and Russia. Overall, we are pleased with our performance at this stage of our turnaround.”

_____________________________________
1 Please refer to Non-GAAP Financial Measures for a glossary of definitions of non-GAAP financial measures used herein, including gross sales, adjusted gross margin and adjusted gross profit, adjusted other selling and administrative expenses, adjusted operating income, adjusted earnings per share and constant currency.

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Financial Overview
Fourth quarter gross sales in the North American Region, which consists of the United States, Canada and American Girl, increased by 5% in constant currency, and 4% as reported. In the International Region, gross sales were flat in constant currency, and decreased 14% as reported. Adjusted gross margin decreased 20 basis points and 20 basis points as reported, driven primarily by the negative impact from changes in currency exchange rates. Adjusted other selling and administrative expenses decreased $21.3 million, reflecting continued cost improvement initiatives. Adjusted operating income for the quarter was $310.5 million, compared to prior year’s adjusted operating income of $265.1 million, reflecting lower other selling and administrative expenses and continued cost improvement initiatives.

For the year, gross sales in the North American Region increased by 1% in constant currency, and 1% as reported. In the International Region, gross sales increased by 1% in constant currency, and decreased 15% as reported. Adjusted gross margin decreased 90 basis points, and 60 basis points as reported, driven primarily by the negative impact from changes in currency exchange rates. Adjusted other selling and administrative expenses decreased $69.3 million, reflecting continued cost improvement initiatives. Adjusted operating income for the year was $640.3 million, compared to prior year’s adjusted operating income of $765.3 million, reflecting the negative impact from changes in currency exchange rates, partially offset by lower other selling and administrative expenses.

The Company’s debt-to-total capital ratio as of December 31, 2015 was 44.6%.

For the year, net cash flows from operating activities were approximately $735 million, compared to approximately $889 million in the prior year. The decrease was primarily driven by reductions in working capital and lower net income. Cash flows used for investing activities were approximately $283 million, a decrease of approximately $426 million versus the prior year, primarily driven by the acquisition of Mega Brands in 2014. Cash flows used for financing activities and other were approximately $531 million, compared to approximately $248 million in the prior year. The change was primarily driven by prior year net proceeds from long-term borrowings and lower proceeds from stock option exercises, partially offset by lower share repurchases.
Capital Deployment
The Board of Directors declared a 2016 first quarter cash dividend of $0.38 per share, which is flat compared to the first quarter of 2015. The dividend will be payable on March 4, 2016 to stockholders of record on February 17, 2016.
Sales by Brand
Mattel Girls and Boys Brands
For the fourth quarter, worldwide gross sales for Mattel Girls & Boys Brands were $1.14 billion, up 1% in constant currency versus the prior year. Worldwide gross sales for the Barbie brand were up 8% in constant currency. Worldwide gross sales for Other Girls brands were down 28% in constant currency. Worldwide gross sales for the Wheels category, which includes the Hot Wheels and Matchbox® brands, were up 26% in constant currency. Worldwide gross sales for the Entertainment business, which includes Radica® and Games, were up 16% in constant currency.

For the year, worldwide gross sales for Mattel Girls & Boys Brands were $3.46 billion, down 2% in constant currency versus the prior year. Worldwide gross sales for the Barbie brand were down 1% in constant currency. Retail sales for Barbie accelerated on a global basis in 2015, driven by continued strong performance in the United States, and improved momentum in international markets. Worldwide gross sales for Other Girls brands were down 17% in constant currency. Worldwide gross sales for the Wheels category were up 21% in constant currency. Worldwide gross sales for the Entertainment business were up 1% in constant currency.

Fisher-Price Brands
Fourth quarter worldwide gross sales for Fisher-Price Brands, which includes the Fisher-Price Core, Fisher-Price Friends and Power Wheels® brands, were $626.2 million, up 13% in constant currency versus the prior year. For the year, worldwide gross sales for Fisher-Price Brands were $1.85 billion, up 7% in constant currency versus the prior year.

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American Girl Brands
Fourth quarter gross sales for American Girl Brands, which offers American Girl-branded products directly to consumers, were $271.8 million, down 14% in constant currency versus the prior year. For the year, gross sales for American Girl Brands were $572.0 million, down 7% in constant currency versus the prior year.
Construction and Arts & Crafts Brands
Fourth quarter gross sales for Construction and Arts & Crafts Brands, which includes the MEGA BLOKS® and RoseArt® brands, were $130.2 million, up 11% in constant currency versus the prior year. For the year, gross sales for Construction and Arts & Crafts Brands were $351.7 million. Mattel acquired MEGA Brands Inc. on April 30, 2014.
Conference Call and Live Webcast
At 5:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its 2015 fourth quarter and full year financial results. The conference call will be webcast on the “Investors” section of the Company's corporate website: http://corporate.mattel.com/. To listen to the live call, log in to the website at least 15 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the company's website for 90 days and may be accessed beginning two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 8:00 p.m. Eastern time the evening of the call until Monday, February 8, 2016, and may be accessed by dialing +1-404-537-3406. The passcode is 15869072.
Forward-Looking Statements
This press release contains forward-looking statements on a variety of matters. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Some of these factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2015, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures
To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel discloses certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures presented in this release include gross sales, adjusted gross margin and adjusted gross profit, adjusted other selling and administrative expenses, adjusted operating income, adjusted earnings per share and constant currency. Mattel uses these metrics to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance, and are discussed in more detail below. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the attached exhibits and also will be available at the time of our conference call and webcast (information above) in the “Investors” section of our corporate website, http://corporate.mattel.com/, under the subheading “Financial Information – Earnings Releases.”
Gross sales
Gross sales represent sales to customers, excluding the impact of sales adjustments. Net sales, as reported, include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross sales as a metric for comparing its aggregate, brand and geographic results to highlight significant trends in Mattel’s business. Changes in gross sales are discussed because, while Mattel records the details of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with individual products, making net sales less meaningful.

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Adjusted gross margin and adjusted gross profit
Adjusted gross margin represents Mattel’s reported gross profit, adjusted to exclude the impact of inventory fair value markup above cost associated with the acquisition of a business, as a percentage of net sales. Adjusted gross margin is presented to provide additional perspective on underlying trends in Mattel’s core gross margin.
Adjusted other selling and administrative expenses
Adjusted other selling and administrative expenses represents Mattel’s reported other selling and administrative expenses, adjusted to exclude the impact of expenses associated with the acquisition and integration of an acquired business and restructuring and restructuring-related expenses. Adjusted other selling and administrative expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses.

Adjusted operating income
Adjusted operating income represents Mattel’s reported operating income, adjusted to exclude the impact of inventory fair value markup above cost associated with the acquisition of a business, expenses associated with the acquisition and integration of an acquired business and the impact of restructuring and restructuring-related expenses. Adjusted operating income is presented to provide additional perspective on underlying trends in Mattel’s core operating results.
Adjusted earnings per share
Adjusted earnings per share represents Mattel’s reported diluted earnings per common share, adjusted to exclude the impact of inventory fair value markup above cost associated with the acquisition of a business, expenses associated with the acquisition and integration of an acquired business, the impact of restructuring and restructuring-related expenses and discrete tax items. Each adjustment is tax effected, if necessary, and divided by the reported weighted average number of common and potential common shares to determine the per-share impact of the adjustment. Adjusted earnings per share is presented to provide additional perspective on underlying trends in Mattel’s core earnings.
Constant currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, current period and prior period results for entities reporting in currencies other than US dollar are translated using consistent exchange rates, rather than using the actual exchange rate in effect during the respective periods. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance.
About Mattel
The Mattel family of companies (Nasdaq: MAT) is a worldwide leader in the design, manufacture and marketing of toys and family products. Mattel's portfolio of best-selling brands includes Barbie®, the most popular fashion doll ever produced, Hot Wheels®, Monster High®, American Girl®, Thomas & Friends®, Fisher-Price® brands and MEGA® Brands, as well as a wide array of entertainment-inspired toy lines. In 2015, Mattel was named one of the "World's Most Ethical Companies" by Ethisphere Magazine and in 2014 ranked No. 5 on Corporate Responsibility Magazine's "100 Best Corporate Citizens" list. With worldwide headquarters in El Segundo, Calif., Mattel's companies employ approximately 31,000 people in 40 countries and territories and sell products in more than 150 nations. Visit us at www.mattel.com, www.facebook.com/mattel or www.twitter.com/mattel.
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NEWS RELEASE

Contacts:
News Media
Alex Clark
310-252-6397
alex.clark@mattel.com
or
Securities Analysts
Martin Gilkes
310-252-2703
martin.gilkes@mattel.com
MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended December 31,						For the Year Ended December 31,
	2015		2014		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency	2015		2014		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency
(In millions, except per share and percentage information)	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,999.7		$1,994.0		0%	7%	$5,702.6		$6,023.8		-5%	2%
Cost of sales	996.2	49.8%	988.2	49.6%	1%		2,896.2	50.8%	3,022.8	50.2%	-4%
Gross Profit	1,003.5	50.2%	1,005.8	50.4%	0%	11%	2,806.4	49.2%	3,001.0	49.8%	-6%	3%
Advertising and promotion expenses	297.4	14.9%	323.8	16.2%	-8%		717.9	12.6%	733.2	12.2%	-2%
Other selling and administrative expenses	412.0	20.6%	445.0	22.3%	-7%		1,547.6	27.1%	1,614.1	26.8%	-4%
Operating Income	294.1	14.7%	237.0	11.9%	24%	59%	540.9	9.5%	653.7	10.9%	-17%	9%
Interest expense	22.8	1.1%	22.1	1.1%	3%		85.3	1.5%	79.3	1.3%	8%
Interest (income)	(1.5)	-0.1%	(2.1)	-0.1%	-31%		(7.2)	-0.1%	(7.4)	-0.1%	-2%
Other non-operating expense (income), net	2.0		0.5				(1.1)		(5.1)
Income Before Income Taxes	270.8	13.5%	216.5	10.9%	25%	64%	463.9	8.1%	586.9	9.7%	-21%	10%
Provision for income taxes	55.6		66.6				94.5		88.0
Net Income	$215.2	10.8%	$149.9	7.5%	44%		$369.4	6.5%	$498.9	8.3%	-26%
Net Income Per Common Share - Basic	$0.63		$0.44				$1.08		$1.46
Weighted average number of common shares	339.8		338.4				339.2		339.0
Net Income Per Common Share - Diluted	$0.63		$0.44				$1.08		$1.45
Weighted average number of common and potential common shares	340.4		339.5				339.7		340.8

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014 (a)
(In millions)	(Unaudited)
Assets
Cash and equivalents	$892.8	$971.7
Accounts receivable, net	1,145.1	1,094.5
Inventories	587.5	561.8
Prepaid expenses and other current assets	571.5	558.9
Total current assets	3,196.9	3,186.9
Property, plant, and equipment, net	741.1	737.9
Other noncurrent assets	2,614.7	2,797.2
Total Assets	$6,552.7	$6,722.0
Liabilities and Stockholders’ Equity
Short-term borrowings	$16.9	$—
Current portion of long-term debt	300.0	—
Accounts payable and accrued liabilities	1,309.9	1,070.1
Income taxes payable	18.8	18.8
Total current liabilities	1,645.6	1,088.9
Long-term debt	1,800.0	2,100.0
Other noncurrent liabilities	473.9	584.0
Stockholders’ equity	2,633.2	2,949.1
Total Liabilities and Stockholders’ Equity	$6,552.7	$6,722.0

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)

	At December 31,
(In millions, except days and percentage information)	2015	2014
Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	52	49
Total debt outstanding	$2,116.9	$2,100.0
Total debt-to-total capital ratio	44.6%	41.6%

	Year Ended December 31,
(In millions)	2015 (b)	2014
Condensed Cash Flow Data:
Cash flows from operating activities	$735	$889
Cash flows (used for) investing activities	(283)	(709)
Cash flows (used for) financing activities and other	(531)	(248)
Decrease in cash and equivalents	$(79)	$(68)

(a)	Certain balances related to the acquisition of MEGA Brands have been retrospectively adjusted to reflect their final acquisition-date fair values.

(b)	Amounts shown are preliminary estimates. Actual amounts will be reported in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2015.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,				Year Ended December 31,
(In millions, except percentage information)	2015	2014			2015	2014
			% Change as Reported	% Change in Constant Currency			% Change as Reported	% Change in Constant Currency
Worldwide Gross Sales by Brand:
Mattel Girls & Boys Brands	$1,136.6	$1,228.1	-7%	1%	$3,464.2	$3,897.2	-11%	-2%
Fisher-Price Brands	626.2	578.9	8	13	1,852.2	1,842.6	1	7
American Girl Brands	271.8	316.5	-14	-14	572.0	618.7	-8	-7
Construction and Arts & Crafts Brands[1]	130.2	130.0			351.7	315.0
Other	20.1	19.9			43.5	44.9
Gross Sales	$2,184.9	$2,273.4	-4%	3%	$6,283.6	$6,718.4	-6%	1%
Worldwide Gross Sales - Mattel Girls & Boys Brands:
Barbie	$327.6	$325.9	1%	8%	$905.9	$1,009.5	-10%	-1%
Other Girls	268.6	418.2	-36	-28	954.4	1,293.5	-26	-17
Wheels	271.8	232.2	17	26	831.3	755.0	10	21
Entertainment	268.6	251.8	7	16	772.6	839.2	-8	1
Gross Sales	$1,136.6	$1,228.1	-7%	1%	$3,464.2	$3,897.2	-11%	-2%
Worldwide Gross Sales by Region:
North American[2]	$1,313.5	$1,260.3	4%	5%	$3,680.1	$3,656.9	1%	1%
International	871.4	1,013.1	-14	0	2,603.5	3,061.5	-15	1
Gross Sales	$2,184.9	$2,273.4	-4%	3%	$6,283.6	$6,718.4	-6%	1%
Reconciliation of Non-GAAP to GAAP Financial Measure:
Gross Sales	$2,184.9	$2,273.4			$6,283.6	$6,718.4
Sales Adjustments	(185.2)	(279.4)			(581.0)	(694.6)
Net Sales	$1,999.7	$1,994.0	0%	7%	$5,702.6	$6,023.8	-5%	2%

1 Sales of Construction and Arts & Crafts products include the MEGA BLOKS and RoseArt brands. Mattel acquired MEGA Brands Inc. on April 30, 2014.
2 Consists of U.S., Canada, and American Girl.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,		For the Year Ended December 31,
(In millions, except per share and percentage information)	2015	2014	2015	2014
Gross Profit
Gross Profit, As Reported	$1,003.5	$1,005.8	$2,806.4	$3,001.0
Gross Margin	50.2%	50.4%	49.2%	49.8%
Adjustments:
MEGA Brands Inventory Fair Value Markup Above Cost	—	—	—	15.0
Gross Profit, As Adjusted	$1,003.5	$1,005.8	$2,806.4	$3,016.0
Adjusted Gross Margin	50.2%	50.4%	49.2%	50.1%
Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$412.0	$445.0	$1,547.6	$1,614.1
% of Net Sales	20.6%	22.3%	27.1%	26.8%
Adjustments:
MEGA Brands Integration & Acquisition Costs	(1.3)	(12.4)	(14.9)	(28.3)
MEGA Brands Intangible Asset Amortization Expense	(4.2)	(10.8)	(16.7)	(25.4)
Severance Expense	(10.9)	(4.9)	(67.8)	(42.9)
Other Selling and Administrative Expenses, As Adjusted	$395.6	$416.9	$1,448.2	$1,517.5
% of Net Sales	19.8%	20.9%	25.4%	25.2%
Operating Income
Operating Income, As Reported	$294.1	$237.0	$540.9	$653.7
Adjustments:
MEGA Brands Inventory Fair Value Markup Above Cost	—	—	—	15.0
MEGA Brands Integration & Acquisition Costs	1.3	12.4	14.9	28.3
MEGA Brands Intangible Asset Amortization Expense	4.2	10.8	16.7	25.4
Severance Expense	10.9	4.9	67.8	42.9
Operating Income, As Adjusted	$310.5	$265.1	$640.3	$765.3
Earnings Per Share
Net Income Per Common Share, As Reported	$0.63	$0.44	$1.08	$1.45
Adjustments:
MEGA Brands Inventory Fair Value Markup Above Cost	—	—	—	0.04
MEGA Brands Integration & Acquisition Costs	—	0.02	0.03	0.06
MEGA Brands Intangible Asset Amortization Expense	0.01	0.02	0.04	0.06
Severance Expense	0.03	0.01	0.16	0.10
Net Income Per Common Share, As Adjusted, Including Discrete Tax Items	0.67	0.49	1.31	1.71
Discrete Tax Items	(0.04)	0.03	(0.05)	(0.13)
Net Income Per Common Share, As Adjusted	$0.63	$0.52	$1.26	$1.58